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                                                                    EXHIBIT 3.4


                             ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              WINDMERE CORPORATION


         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

         1. The name of the corporation is WINDMERE CORPORATION (the "Corporation"), CHARTER #274332, filed on October 3, 1963 and Amended and Restated on May 17, 1984.

         2. The following Amendment to the Amended and Restated Articles of Incorporation was adopted by all of the Directors of the Corporation on May 14, 1996 and by the Shareholders of the Corporation, the number of votes cast being sufficient for approval, on June 13, 1996 in the manner prescribed by Section
607.1003 of the Act:

         RESOLVED, that Article I of the Corporation's Amended and Restated Articles of Incorporation shall be amended in its entirety to read as follows:

                                   ARTICLE I

         The name of the Corporation is WINDMERE-DURABLE HOLDINGS, INC. (hereinafter called the "Corporation").

         3. Except as hereby amended, the Amended and Restated Articles of Incorporation of the Corporation shall remain the same.

         IN WITNESS WHEREOF, the undersigned being the Vice President-Finance of the Corporation, has executed these Articles of Amendment to Amended and Restated Articles of Incorporation of Windmere Corporation this 21st day of June, 1996.

                                             WINDMERE CORPORATION,
                                              a Florida corporation


                                             By: /s/ Burton A. Honig
                                                --------------------

                                                Burton A. Honig,
                                                Vice President-Finance